JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment to Schedule 13D to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Amendment to Schedule 13D and any subsequent amendment jointly on behalf of each of such parties.

DATED:  January 30, 2004.


H&Q LONDON VENTURES
By:  /s/ Jackie A. Berterretche
Jackie A. Berterretche
Attorney-in-Fact


H&Q VENTURES IV
By:  /s/ Jackie A. Berterretche
Jackie A. Berterretche
Attorney-in-Fact


HAMQUIST
By:  /s/ Jackie A. Berterretche
Jackie A. Berterretche
Attorney-in-Fact


HAMBRECHT & QUIST CALIFORNIA
By:/s/ Steven N. Machtinger
Steven N. Machtinger
General Counsel


HAMBRECHT & QUIST VENTURE PARTNERS
By:/s/ Jackie A. Berterretche
Jackie A. Berterretche
Attorney-in-Fact


H&Q VENTURE PARTNERS LLC
By: /s/ William D. Easterbrook
William D. Easterbrook
Member Manager